Exhibit 99.1

Annual Meeting Voting Results, May 22, 2012

At the Annual Meeting of Shareholders of TriCo Bancshares held on May 22, 2012, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders. Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Item 1 — Election of Directors.

The following individuals were elected as directors to serve until the 2013 Annual Meeting of Shareholders or until their successors are elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Donald J. Amaral	6,847,640	4,362,449	4,768,870
William J. Casey	6,824,050	4,386,039	4,768,870
Craig S. Compton	6,840,045	4,370,044	4,768,870
L. Gage Chrysler III	7,632,467	3,577,622	4,768,870
John S.A. Hasbrook	6,880,927	4,329,162	4,768,870
Michael W. Koehnen	6,848,240	4,361,849	4,768,870
Richard P. Smith	7,624,522	3,585,567	4,768,870
Carroll R. Taresh	7,631,801	3,578,288	4,768,870
W. Virginia Walker	6,839,812	4,370,277	4,768,870

Item 2 — Advisory Vote Concerning Executive Compensation.

The voting results were as follows:

For	Against	Withheld	Broker Non-Vote
10,109,131	900,545	200,413	4,678,870

Item 3 — Ratification of Selection of Moss Adams as Company’s Independent Auditors for Fiscal Year 2011.

The voting results were as follows:

For	Against	Withheld	Broker Non-Vote
13,059,817	113,260	149,981	2,655,901